Exhibit 1.2

Pricing Agreement

Citigroup Global Markets Inc.,
Morgan Stanley & Co. Incorporated,
As Representatives of the several Underwriters
named in Schedule I hereto,
c/o Citigroup Global Markets Inc.,
388 Greenwich Street,
New York, New York 10013.

          and

Morgan Stanley & Co. Incorporated,
1585 Broadway,
New York, New York 10036.

February 14, 2005

Ladies and Gentlemen:

     Merck & Co., Inc., a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 14, 2005 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Your addresses referred to in Section 12 of the Underwriting Agreement are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters, other than the Representatives, is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours, MERCK & CO., INC.
By:	/s/ Caroline Dorsa
	Name:	Caroline Dorsa
	Title:	Vice-President and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several Underwriters

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ A. Scott Daniel
	Name:	A. Scott Daniel
	Title:	Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Harold J. Hendershot III
	Name:	Harold J. Hendershot III
	Title:	Executive Director

SCHEDULE I

Principal
Amount of
Designated
Securities
to be
Underwriter	Purchased
Citigroup Global Markets Inc.	$312,500,000

Morgan Stanley & Co. Incorporated	312,500,000

Banc of America Securities LLC	75,000,000

Credit Suisse First Boston LLC	75,000,000

Goldman, Sachs & Co.	75,000,000

J.P. Morgan Securities Inc.	75,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	75,000,000

Total	$1,000,000,000

SCHEDULE II

Title of Designated Securities:

     4.75% Notes due 2015

Aggregate Principal Amount:

     $1,000,000,000

Price to Public:

99.124% of the principal amount of the Designated Securities, plus accrued interest, if any, from February 17, 2005

Purchase Price by Underwriters:

98.674% of the principal amount of the Designated Securities, plus accrued interest, if any, from February 17, 2005

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Underwriters at least twenty-four hours prior to the Time of Delivery at the office of DTC

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds

Time of Delivery:

10:00 a.m. (New York City time) on February 17, 2005

Indenture:

Indenture, dated as of April 1, 1991, as supplemented by the First Supplemental Indenture, dated as of October 1, 1997, between the Company and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor Trustee

Stated Maturity:

March 1, 2015

Interest Rate:

     4.75% per annum

Interest Payment Dates:

     March 1 and September 1, commencing on September 1, 2005

Redemption Provisions:

The Designated Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, any interest accrued but not paid to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Designated Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date for the Designated Securities, (i) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such dealer another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

Holders of Designated Securities to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Designated Securities are to be redeemed, the Trustee will select the particular Designated Securities or portions thereof for redemption from the outstanding Designated Securities not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Designated Securities or portions thereof called for redemption.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance Provisions:

The defeasance provisions of Article XIII of the Indenture shall apply to the Designated Securities

Closing Location for Delivery of Designated Securities:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Additional Closing Conditions:

None

Names and Addresses of Representatives:

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036